Exhibit 10.31

SECOND ADDENDUM TO SERVICING AGREEMENT

This Second Addendum dated as of April 1, 2005 (the “Addendum”) is made to the Servicing Agreement dated as of August 21, 2001 and amended as of July 1, 2004 (the “Agreement”) by and between GMAC Mortgage Corporation (“GMACM” or “Servicer”), a Pennsylvania corporation with its principal office at 100 Witmer Road, Horsham, Pennsylvania 19044-0963 and GMAC Bank (the “Bank”), a federal savings bank with its principal office at 3710 Kennett Pike, Greenville, Delaware 19807.

Explanatory Statement

1. GMACM and the Bank have entered into the Agreement, whereby GMACM will service certain residential mortgage loans and lines of credits originated or acquired by the Bank.

2. GMACM and the Bank wish to amend Exhibit A to the Agreement as it applies to Servicing Compensation payable to GMACM for its Servicing Activities with respect to loans held for investment.

3. It is the intent of the Bank and GMACM that this Addendum comply with the requirements of Sections 23A and 23B of the Federal Reserve Act, the applicable provisions of the Home Owners Loan Act, and the implementing OTS regulations.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The capitalized terms used herein, unless otherwise defined, shall have the meanings set forth in the Agreement.

2. Exhibit A to the Agreement is hereby amended and replaced in its entirety by the Servicing Fee Schedule for Held for Investment Loans attached as Exhibit A hereto.

3. Any conflict between the provisions of this Addendum and those of the Agreement shall be resolved in favor of the provisions of this Addendum. Except as expressly set forth in this Addendum, no modification of the Agreement is made or intended to be made by this Addendum, and the Agreement, as amended by this Addendum, is confirmed and reaffirmed by GMACM and the Bank and shall be and remain in full force and effect.

IN WITNESS WHEREOF, each of the undersigned parties to this Addendum has caused this Addendum to be duly executed in its corporate name by one of its duly authorized officers, all as of the date first above written.

ATTEST:	GMAC MORTGAGE CORPORATION

By:
William Maguire
	Its:	Senior Vice President

ATTEST:	GMAC BANK
By:
Peter A. Simon
	Its:	Senior Vice President

1.	As defined in the GMACM service level template attached hereto.

Exhibit A

Servicing Fee Schedule for Held for Investment (HFI) Loans

Pricing	GMACB has chosen not to use the Private Label service offered by NLA, and consequently, the following prices are for servicing with GMACM branding. GMACB will be charged on a pass-thru basis for certain Firsts and on a sub-servicing invoice basis for certain HFI Firsts, HELs and HELOCs

Sub-servicing Program Set-up Charge	No Charge

Set Up Fee Per Loan/Line
From GMACM	No Charge
From Other Parties	Actual out-of-pocket expenses passed through to GMACB plus reasonable GMACM personnel costs on a case-by-case basis.

Borrower Web Access	No Charge

Service Fee Per Loan/Line	Monthly service fee per product

1)	For first mortgage loans funded prior to July 1, 2004, classified as HFI and serviced under Investor # 50230 Block # 10003, and for first mortgages classified as HFS; there is no change from the practice of passing through net interest after deducting the applicable servicing fee (25.0 or 37.5 basis points per annum depending on the loan type) on the outstanding unpaid principal balance.

2)

For HEL – 16.18 basis points and HELOC – 23.43 basis points based on the daily average outstanding balance for the month, to be invoiced monthly effective July 1, 2004. All HEL and HELOC loans will be serviced using the “consumer/HELOC” service level process.[1]

3)

For first mortgage “Prime” loans funded subsequent to June 30, 2004, classified as HFI and serviced under newly established blocks (These will be communicated with the effective date announcement): 1.62 basis points per annum on the daily average outstanding balance for the month, to be invoiced monthly effective when announced on a date to be determined. All “Prime” loans will be serviced using the “Prime/Base” service level process.[1]

4)

For first mortgage “Alt-A” loans funded subsequent to March 1, 2005, classified as HFI and serviced under newly established blocks (these will be communicated with the effective date of the announcement): 2.00 basis points per annum on the daily average outstanding balance for the month, to be invoiced monthly effective when announced on a date to be determined. All “Alt-A” loans will be serviced using the “Alt-A/Enhanced” service level process.[1]

Daily average outstanding balances will be obtained from the servicing system for the affected investor/blocks. GMACM NLA will prepare the invoice and forward to GMAC Bank Accounting for approval by noon on the second business day of each month for information regarding the prior month.

Firsts (Prime)	Firsts (Alt-A)	HEL	HELOC

1.62 bps/annum	2.00 bps/annum	16.18 bps/annum	23.43 bps/annum

Ancillary Income
Line Fees and Late Charges	For account of GMACB
Principal and Interest Float	For account of GMACB (P&I receipts are passed to GMACB on an actual basis as received)
Escrow and Interest Float	For account of GMACM (T&I value is given to GMACM)

1.	As defined in the GMACM service level template attached hereto.

Servicing Activity Fees	For account of GMACM (e.g. payoff statements, fax fees) if paid by the Borrower.
Optional Products	Revenue of non-banking products retained by GMACM
Customer Prepayment Fees	For account of GMACB
De-Boarding Fee Per Loan for HFI assets sold to a third party	Actual out-of-pocket expenses passed through to GMACB plus reasonable GMACM personnel costs

Service Level Template For HFI Loans

#		Service Level Name	Specific Measure Definition	Prime Base	Alt-A/Enhanced	Sub Prime	Consumer/HELOC	Sp Serv/Aggressive	Comments
				Commitment	Commitment	Commitment	Commitment	Commitment
1	Boarding Default Data	Data Entry	Data loaded within x days of data delivery	100% in 7 business days	100% in 7 business days			100% in 7 business days
2	Collections	Welcome Call	available,% made within # of days	Not Applicable	Not Applicable	100% within 10 days (post boarding)	Not Applicable	100% within 10 days upon receipt of data
3	Collections	Outbound Call Starts	First delinquency day for contact	Per Freddie Mac Early Indicator Score, Day 17	Per Freddie Mac Early Indicator Score, Day 8	Day 5	Day 2	Day 2	EI scoring model driven
4	Collections	Outbound Call Attempts	# of attempts in 30 day delinquency cycle	4 attempts, 30 days	4 attempts, 30 days	10 attempts, 30 days	10 attempts, 30 days	Daily	Prime, Alt-A, sub-prime are EI driven, Consumer are FICO driven
6	Collections	Outbound Penetration Rate	% of loans with attempted contact from eligibility date	95% within 30 days of eligibility date	95% within 30 days of eligibility date	95% within 5 days of eligibility date	95% within 5 days of eligibility date	95% daily	score, campaigns can start between day 2 and day 31
7	Collections	Failed Promise of Payment Recontact Date	# of days between fail date and recontact attempt date	not to exceed 10 days	not to exceed 10 days	Daily	Daily	Daily	Promises to pay and repayment plans
8	Correspondence	Late Charge Notices Sent	% notified of late charge assessed per month	95% per month	95% per month			95% per month
9	Correspondence	Intent to Foreclose/ Breach Letter	% notified by x day of delinquency	95% by 63rd day of delinquency	95% by 32nd day of delinquency	95% by 32nd day of delinquency	95% by 63rd day of delinquency	95% by 32nd day of delinquency
10	Correspondence	Breach Letter Expiration Notice	% sent by x day of delinquency	95% by 95th day of delinquency	95% sent 30 days after breach expiration	95% sent 30 days after breach expiration	Not Applicable	95% sent 30 days after breach expiration
11	Property Inspections	Initial Inspection	% completed by x day of delinquency	95% by 45th day of delinquency	95% by 45th day of delinquency			95% by 45th day of delinquency
12	Property Inspections	Subsequent Inspections	% completed monthly until resolution	Per FNMA Guides	Per FNMA Guides			95% per month
13	Property Valuations	Initial BPO ordered	% ordered by x day of delinquency	95% by 65th day of delinquency	95% by 65th day of delinquency			95% by 65th day of delinquency
14	Property Valuations	Subsequent BPOs	% ordered every 6 months	95% once every 6 months	95% once every 6 months			95% once every 6 months
15	Foreclosure	Referral to Attorney	% completed within x days of breach expiration	95% within 15 days	95% within 15 days			95% within 15 days
16	Foreclosure	Timeline Guidelines	% completed within Freddie Mac or Insurer guidelines	90%	90%			95%
17	Foreclosure	Title Delay Resolution	% of delays resolved within x days unless documentation for delay written	95% in 60 days	95% in 60 days			95% in 60 days
18	Foreclosure	Assignment Delays Resolution	% of delays resolved within x days unless documentation for delay written	95% in 60 days	95% in 60 days			95% in 60 days
19	Bankruptcy	Loading new Bankruptcies	% loaded within x days of detection	95% in 2 business days	95% in 2 business days			95% in 2 business days
20	Bankruptcy	Proof of Claim Referral	% referred to attorney	95% referred in 15 business days of detection	95% referred in 15 business days of detection			95% referred in 15 business days of detection
21	Bankruptcy	Chapter 7 Motion for Relief	% referred to attorney	95% referred in 15 business days of assignment to bankruptcy processor	95% referred in 15 business days of assignment to bankruptcy processor			95% referred in 15 business days of assignment to bankruptcy processor
22	Bankruptcy	Chapter 13 Motion for Relief	% referred to attorney	95% at earliest date, not to exceed 90 days past post petition due date	95% at earliest date, not to exceed 90 days past post petition due date			95% at earliest date, not to exceed 90 days past post petition due date
23	Bankruptcy	Referral for Next Appropriate Action (Foreclosure, Collection, Loss Mitigation)	% referred for next action	95% in 3 business days	95% in 3 business days			95% in 3 business days
24	Bankruptcy	Receipt of Chapter 13 Proposed Plans	% reviewed/objected to by confirmation date	95%	95%			95%
25	Loss Mitigation	Solicitation Attempts	# of solicitation attempts per month, commencing x	2 calling attempts per month after foreclosure referral	2 calling attempts per month after foreclosure referral, solicitation card mailed at Day-90	2 calling attempts per month after foreclosure referral, solicitation card mailed at Day-60	2 calling attempts per month after Day-120	2 calling attempts per month after foreclosure referral, solicitation card mailed at Day-60
26	Loss Mitigation	Follow-up Packages Sent	% called within x business days	95% within 15 business days	95% within 10 business days	95% within 10 business days	95% within 10 business days	95% within 10 business days	-
27	Loss Mitigation	Follow-up on Repayment Plans	% follow-end up x days prior to plan due date	95% within 10 days of plan due date	95% within 10 days of plan due date	95% within 10 days of plan due date	95% within 10 days of plan due date	95% within 10 days of plan due date
28	Loss Mitigation	Equity Evaluation	# of completed evaluations by Day 120	Not Applicable	Not Applicable	90% by the 120th day of default	90% by the 120th day of default	90% by the 120th day of default
29	REO	Marketing-Available for Sale to List		30 days 95% rolling average	30 days 95% rolling average			30 days 95% rolling average
30	REO	Marketing-List Date to Sale		120 days 95% rolling average	120 days 95% rolling average			120 days 95% rolling average
31	REO	Marketing-Executed contract to close date		45 days 95% rolling average	45 days 95% rolling average			45 days 95% rolling average
32	REO	Cash Proceeds-Sales Price to Market Value		97% average	97% average			97% average
33	REO	less Closing Costs and Concessions to Market Value		87% average	87% average			87% average
34	Post Sale	Claim to Insurer	% within x days of disposition	95% within 30 days	95% within 30 days			95% within 30 days
35	Post Sale	Claim to Investor	% within x days of disposition	95% within 30 days	95% within 30 days			95% within 30 days
36	Post Sale	Liquidation Reports	% within x days of disposition	95% within days	95% within 5 days			95% within 5 days
37	Cash Posting	Posting of Funds (Forbearance and Bankruptcy plans)	% within x business days	95% in 2 business days	95% in 2 business days			95% in 2 business days
38	Lien Release and Subordinations	Subordinations	% completed in x business days	95% within 15 business days	95% within 12 business days			95% within 10 business days